SUMMIT                                                         CREDIT AGREEMENT
   BANK                                                               (SECURED)


AGREEMENT by and between SUMMIT BANK ("BANK") and PacificHealth Laboratories, Inc., ("BORROWER") dated as set forth.

1.      DEFINITIONS

        The terms set forth below shall be defined as follows:

        1.1     "Date of Agreement" is May 1, 1997.

        1.2 "Borrower" means PacificHealth Laboratories, Inc.; a __X__ corporation; a ___ partnership; a limited partnership; a ____ proprietorship.

        1.3 "Borrower's Address " is: 1460 Route 9 North, Woodbridge, New Jersey 07095

        1.4     "Bank's Address" is: 210 Main Street, Hackensack, New Jersey
                07601

        1.5 "Collateral" means all property, assets or rights that secure the payment of the Obligations, whether no owned or existing or hereafter created or acquired and the cash and noncash thereof.

        1.6     "Event of Default" means each and every event specified in
                Section 6 of this Agreement.

        1.7 "Loan Document(s)" means any Credit Agreement, Note Security agreement, Mortgage or any other document heretofore, now or hereafter executed by Borrower to Bank, together with all modifications, extensions and/or renewals thereof.

        1.8 "Obligations" means all indebtedness, obligations and liabilities of Borrower to Bank of every kind and descriptions, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due including any overdrafts, whether


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                for payments or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced, or whether evidenced by any instrument , agreement or book account, including, but not limited to all loans (including any loan by modification, renewal or extension), all indebtedness, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from borrower to others which Bank may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorney's fees (whether or not such attorney is a regularly salaried employee of Bank), chargeable to Borrower or incurred by Bank under this Agreement, or any other document or instrument delivered in connection herewith or therewith.

        1.9 "Security Interest" means any transaction which creates or provides for a lien or security interest by agreement.

        1.10 "Termination Date" is March 31, 1998, unless such date is extended on one or more occasions, then the last date of the last such extension.

        To the extent not defined in Section 1(or any other Loan Document), unless the context otherwise requires, all other accounting terms in this Agreement shall have the means attributed to them by the Uniform Commercial code in force in the State of New Jersey, as of the Date of Agreement, to the extent that same are used or defined therein. To the extent not defined in Section 1, unless the context otherwise requires, all other accounting terms in this Agreement shall be construed in


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        accordance with Generally Accepted Accounting Principles as of the Date of Agreement, to the extent that same are used or defined herein.

2.      COMMITMENTS

        ____ If this line is checked, subject to the terms and conditions of the Loan Documents, Bank agrees to lend to Borrower and Borrower agrees to borrow from Bank the amount of $__________, on or about the Date of Agreement
                __X__ If this line is checked, subject to the terms and conditions of the Loan Documents, Bank agrees to lend to Borrower and Borrower agrees to borrow from Bank an aggregate principal amount at any one time outstanding not to exceed $1,000,000.00 from the Date of Agreement to the termination Date. Within such limits the Borrower may borrow, repay and re-borrow at any time or from time to time. Any such sums borrowed or reborrowed must be multiples of 5% of the aggregate principal amount. The face amount of any commercial or standby letters of credit issued by Bank for the account of Borrower are included in the aggregate principal amount.

3.      REPRESENTATIONS AND WARRANTIES

        3.1 Borrower represents and warrants to Bank, and such representations and warranties shall be continuing so long as any Obligations shall remain outstanding as follows:

                3.1.1 Borrower has the power and authority to own the Collateral, to enter into and perform the Loan Documents and to incur the Obligations. If a corporation, Borrower has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in those


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                        jurisdictions where the conduct of its business or the
                        ownership of its properties requires qualification. If a partnership or a limited partnership, Borrower has been validly formed, is validly existing as a partnership in good standing under the laws of its jurisdiction, is legally authorized to transact business in New Jersey and in those jurisdictions where the conduct of its business or ownership of its properties requires qualification, is not incorporated, and has never changed its name or used any other name and has filed all tradename certificates as required or appropriate. If a proprietorship, Borrower is validly existing, is legally authorized to transact business in New Jersey and in those jurisdictions where the conduct of its business or ownership of its properties requires qualification, is not incorporated, has never changed its name or used any other name and has filed all tradename certificates as required or appropriate and borrower is the sole owner of the business.

                3.1.2 Borrower has not changed its name, form, identity or structure, been the surviving entity in a merger or acquired any business; or (if Equipment is included as Collateral), changed the location of the Equipment; or (if Inventory is included as Collateral), changed the location of any of the Inventory; or (if Receivables and/or General Intangibles are included as Collateral), changed the location of its place of business or chief executive office or the location of its records with respect thereto or the location of any returns of Inventory.


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                3.1.3   This Agreement any other Loan Documents constitute valid
                        and legally binding Obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                3.1.4 Borrower has filed all Federal, state and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges.

                3.1.5 All property owned or utilized by Borrower is in compliance and will continue to be in compliance with all requirements of all applicable environmental laws, including, without limitation, the Industrial Site Recovery Act f/k/a the Environmental Cleanup Responsibility Act (N.J.S.A. 13:1K-6 et seq., as amended) and the Spill Compensation and Control Act (N.J.S.A. 58:10 23, 11 as amended) and the Hazardous and Solid Waste Amendments of 1984 Pub. L98-616 (42 U.S.C. 699 et seq., as amended); and a certain statute adopted by New Jersey for registration of underground storage tanks (N.J.S.A. 58:10-21 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq., as amended) and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq., as amended); (all such Federal, state, county, municipal or other laws, ordinances or regulations are hereinafter collectively referred to as the "Environmental Laws").

                3.1.6 Borrower has good and marketable title to all of its properties and assets. The execution and performance of this Agreement and any Loan Document will not violate or result in a default or in the creation or imposition of


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                        any lien or encumbrance upon any of the assets Borrower
                        (immediately, with the passage of time or with the giving of notice and the passage of time) under any other contract, agreement or instrument to which Borrower is a party or by which Borrower is bound, no will it result in the acceleration of any obligation under any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree, or in the termination of any license, franchise, lease, or permit to which Borrower is a party or by which it is bound; and it will not violate or conflict with any other restriction of any kind or character to which Borrower is subject.

                3.1.7 Borrower incurs the Obligations herein from Bank for business purposes only and shall not incur the Obligations for personal, household or family purposes.

                3.1.8 There is no claim, loss, contingency, litigation, or proceeding whether or not pending, threatened or imminent against or otherwise affecting Borrower that involves the possibility of any judgment or liability no fully covered by insurance or that may result in a material adverse change in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower.

                3.1.9 Borrower has complied with all applicable statutes, regulations, ordinances, court decrees or other directives of the United States of America, and all counties, municipalities and agencies with respect to


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                        the manufacture and sale of its goods, the rendition of
                        its services and/or the conduct of its business

                3.1.10 Borrower has heretofore delivered to Bank current financial statements, acceptable to Bank, which were prepared by independent certified public accountants. The financial statements were true, correct and complete and were prepared in accordance with Generally Accepted Accounting principles, consistently applied and present fairly the financial position and results of operations of Borrower as of the date and for the period involved. The financial statements make full and adequate provision for all obligations, liabilities and commitments (fixed and contingent) of Borrower as of the date of the financial statements. Since the date of the financial statements, there has been no material adverse changes in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower.

                3.1.11 With respect to each employee Benefit Plan maintained by Borrower, no Prohibited Transaction or Reportable Event (as defined in title IV of the Employee Retirement Income Securities Act of 1974, as amended) has occurred and is continuing; Borrower is not subject to thirty
                        (30) days notice to the Pension Benefit Guaranty Corporation, and Borrower will comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986, as amended.


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                3.1.12  Borrower is the owner of the Collateral free and clear of all Security Interests, encumbrance or liens, except liens which arise by operation of law with respect to Obligations of Borrower which are not yet due and payable; and Borrower will defend the Collateral against all claims and demands of all persons or entities at any time claiming an interest therein.

                3.1.13 Borrower is in compliance with all requirements of the Americans With Disabilities Act of 1990, 42 U.S.C. 12101 et seq.; including but not limited to those regulations promulgated by the Architectural and Transportation Barrier Compliance Board at 36 CFR 1191 et seq., and by the Department of Justice at 28 CFR 36 et seq.

                3.1.14 Borrower has not permitted any mortgage, pledge, grant, Security Interest in or lien or encumbrance upon any of the property, assets or rights of Borrower, other than any mortgage, pledge, grant, Security Interest in or lien or encumbrance granted by Borrower to Bank.

4.      GENERAL COVENANTS

        4.1 Borrower covenants and agrees that so long as any Obligations shall remain outstanding:

                4.1.1 Borrower shall not permit any mortgage, pledge, grant, Security Interest in or lien or encumbrance upon any of the property, assets or rights of borrower, other than any mortgage, pledge, grant, Security Interest in or lien or encumbrance granted by Borrower to Bank.

                4.1.2 Borrower shall not merge or consolidate with or sell, assign, lease or otherwise transfer or dispose of (whether in transaction or in a series of transactions)


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                        all or substantially all of its assets (whether now
                        owned or hereafter acquired or arising) to, any person or entity or acquire all or substantially) all the assets or the business of any person or entity.

                4.1.3 Borrower shall continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the Date of Agreement.

                4.1.4   Borrower shall furnish to Bank:

                        4.1.4.1 Within ninety (90) days after the last day of
                                each fiscal year of Borrower, a certified financial statement including a balance sheet and statements of income, retained earnings and changes in financial position, each prepared in accordance with Generally Accepted Accounting Principals consistently applied, with a report signed by an independent certified public accountant satisfactory to Bank;

                        4.1.4.2 Within forty-five (45) days after the close of
                                each quarter of each fiscal year of Borrower, financial statements similar to those required under paragraph 4.1.4.1 prepared by Borrower and certified by the chief financial officer of Borrower;

                        4.1.4.3 Within fifteen (15) days after the end of each
                                calendar month, if Inventory and/or Equipment are part of the Collateral, information concerning quantities, costs and fair market value with respect to Inventory and/or Equipment, as applicable; and if Receivables are part of the collateral, an aged analysis of all


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                                outstanding receivables and a borrowing base
                                certificate in form and substance satisfactory to Bank; and

                        4.1.4.4 Promptly and in form satisfactory to bank, such
                                other information as Bank may reasonably request from time to time.

                4.1.5 Borrower shall comply with all present and future laws, rules and regulations applicable to Borrower in the operation of its business and the ownership of its assets, and all material agreements to which it is subject.

        4.2     Borrower further covenants and agrees to:

                4.2.1 Promptly notify Bank of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default under this Agreement or any loan Document and promptly inform bank of any events or change in the financial condition of Borrower occurring since the date of the last financial statement of Borrower delivered to Bank, which individually or cumulatively when viewed in light of prior financial statements, could result in a material adverse change in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower;

                4.2.2 If a corporation, maintain in good standing its corporate existence in its jurisdiction of incorporation and its status of a foreign corporation qualified to do business in those jurisdictions where Borrower is required to be qualified; if a partnership or a limited partnership, maintain in good standing its partnership existence in its jurisdiction of formation and its


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                        status as a foreign limited partnership qualified to do
                        business in those jurisdictions where Borrower is required to be qualified.

                4.2.3 Pay or deposit promptly when due all sales, use, excise, personal property, income, withholding, corporate, franchise and other taxes, assessments and governmental and, when requested by Bank, submit to bank proof satisfactory to Bank that such payments and/or deposits have been made;

                4.2.4 Maintain casualty insurance coverage with an insurance company on the Collateral in such amounts and of such types as may be requested by bank, and in any event, as are carried by similar businesses; and, in the case of all policies insuring property in which Bank shall have a Security Interest of any kind whatsoever all such insurance policies shall provide that the proceeds thereof shall be payable to Borrower and Bank, as their respective interests may appear. Borrower shall produce proof payment of premiums for said insurance policies as bank may reasonably request; All said policies or certificates thereof, including all endorsements thereof and those required hereunder, shall be deposited with Bank; and such policies shall contain provisions that no such insurance may be cancelled or decreased or amended in such manner and to such extent as prudent business judgment would dictate. If borrower shall at any time or times hereafter fail to obtain and/or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to any such policies, Bank shall be notified within thirty (30) days of any such failure to obtain and/or maintain said


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                        policies of insurance or the failure to pay any premium
                        when due, the Bank may, but shall not be obliged to, obtain and/or cause to be maintained insurance coverage with respect to the Collateral , including, at Bank's option, the coverage provided by all or any of the policies of Borrower and pay all or any part of the premium therefore, without waiving any Event of Default by Borrower, and any sums, including reasonable attorney fees, court costs, expenses and other chares related thereto, so disbursed by Bank shall be payable , on demand, by Borrower to Bank and shall be an additional Obligation;

                4.2.5 Notify Bank in writing within ten (10) days, of any claim, litigation, action or proceeding filed or commenced by or against Borrower that could result in a material adverse change in the business, properties, prospects, operation or condition (financial or otherwise) of Borrower; or a material adverse occurrence.

                4.2.6 Permit Bank, at Borrower's expense, through Bank's authorized attorneys, accountants or representatives, to inspect the Collateral and inspect, examine and audit the books, accounts, records, ledgers and assets of every kind and description of Borrower with respect thereto at reasonable times;

                4.2.7 At any time and from time to time upon request of bank execute and deliver to Bank, in form and substance satisfactory to bank, such documents as Bank shall deem necessary or desirable to perfect or maintain perfected the Security Interest of Bank in the Collateral or which



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                        may be necessary to comply with the provisions of the
                        law of the State of New Jersey or the law of any other jurisdiction in which Borrower may then be conducting business or in which any of the Collateral may be located.

5.      FINANCIAL COVENANTS

        5.1 Borrower covenants and agrees that so long a any Obligations shall remain outstanding Borrower shall:

                5.1.1 Maintain net working capital of not less than $_N/A_ and a current ration of, not less than 2.5/1.0 whichever is greater; (tested quarterly);

                5.1.2   Maintain a tangible net worth of not less than $_N/A_;

                5.1.3 Maintain collected average account balances of not less than $_N/A_;

                5.1.4 Not incur any indebtedness from any source other than Bank, except normal trade debts and accruals in the ordinary course of business;

                5.1.5   Not incur any expenditures in excess in excess of _N/A_;

                5.1.6 Not enter into lease agreements, contracts, or obligations with annual lease payments in excess of $_N/A_;

                5.1.7 Not make or commit itself to pay a total annual compensation (including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments whether direct or indirect, in money or otherwise) all officers, stockholders and directors which in the aggregate would exceed $_N/A_per annum.

                5.1.8 Maintain a total liabilities to tangible net worth ratio of, not more than 1.0/1.0 (tested annually, at Borrower's fiscal year end).


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6.      EVENTS OF DEFAULT AND ACCELERATION

        6.1 The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                6.1.1 Failure to pay any principal, interest or any of the obligations as and when due;

                6.1.2 Failure to perform or observe any covenant, term or agreement herein set forth or set forth in any Loan Document;

                6.1.3 Any representation or warranty made or deemed made by the Borrower herein or in any Loan Document or which is contained in any certificate, document, opinion or other statement furnished now or at any time shall prove to be incorrect in any material respect on or as of the date made or deemed to be made;

                6.1.4 Failure to pay or perform any Obligation of any Borrower to Bank, whether by maturity or acceleration, set forth herein or in any Loan Document;

                6.1.5   Death of any Borrower [if an individual(s)];

                6.1.6 A proceeding being filed or commenced against Borrower for dissolution or liquidation; or any Borrower voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; insolvency of Borrower, or Borrower, or Borrower makes an assignment for the benefit of creditors, or a petition in Bankruptcy or for reorganization or to effect a plan of arrangement with creditors is filed by Borrower; or Borrower applies for or permits the appointment of a receiver or trustee for any or all of its property, assets or rights, or any such receiver or trustee shall been appointed for any or all of its property

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                        rights; or any of the above actions or proceedings
                        whatsoever are commenced by or against any other party liable for the Obligations;

                6.1.7 Any attachments, liens or additional Security Interest being placed upon any of the Collateral;

                6.1.8 Acquisition at any time or from time to time of title to the whole or any part of the Collateral by any person, partnership or corporation other than Borrower;

                6.1.9 Any final judgment, order or decree rendered against Borrower exceeding $25,000 and remaining undischarged, unstayed or outstanding against Borrower for a period of thirty (30) days;

                6.1.10 Any investigation undertaken by any governmental entity or if any indictment, charge or proceedings is filed or commenced, whether criminal or civil, pursuant to Federal or state law against Borrower for which forfeiture of any of the property or assets of Borrower is a penalty;

                6.1.11 Any Reportable Event occurs or if any Employee Benefit Plan is terminated or Bank reasonably believes that such plan may be terminated pursuant to and as defined in the Employee Retirement Income Securities Act of 1974, as amended; or

                6.1.12 Bank reasonably deems itself insecure; the occurrence of a material adverse change in the business, properties, prospects, operation or condition (financial or


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                        otherwise) of the Borrower; or a material adverse
                        occurrence.

        6.2 If any Event of Default shall occur, then or at any time thereafter, while such Event of Default shall continue, bank may declare all Obligations to be due and payable, without notice, protest, presentment, dishonor or demand, all of which are hereby expressly waived by Borrower.

7.      RIGHTS AND REMEDIES

        Bank shall have the following rights and remedies at any time.

        7.1 Bank, and any officer or agent of Bank is hereby constituted and appointed as true and lawful attorney-in-fact of Borrower with power:

                7.1.1 To endorse the name of Borrower upon any instrument of payment (including payments made under any policy of insurance) that may come into possession of bank in full or part payment of any Obligation;

                7.1.2 To sign and endorse the name of Borrower upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, drafts against account debtors or other obligors;

                7.1.3 To notify the post office authorities to change the address for delivery of mail of borrower to an address designated by Bank and to receive, open and dispose of all mail addressed to Borrower;

                7.1.4 To sign the name of borrower upon any local, State or Federal agency information release form including but not limited to tax Information Authorization Form 8821 of the Internal Revenue Service;


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                7.1.5   To sell, assign, sue for, collect or compromise payment
                        of all or any part of the Collateral in the name of Borrower, or in its own name, or make any other disposition of Collateral, which disposition may be for cash, credit or any combination thereof, and bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such price against the Obligations;

                7.1.6 Granting to Bank, as the attorney-in-fact of Borrower, full power of substitution and full power to do any and all things necessary to exercise its rights and remedies as fully and effectually as Borrower might or could do but for this appointment, and hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Neither Bank nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable so long as any obligations shall remain outstanding.

                7.1.7 To appraise or reappraise any property, assets, or rights of Borrower, at Borrower's expense, in any Federally regulated transaction as defined under Title XI of the Financial Institution, Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and such fee (whether or not such appraiser is a salaried employee of Bank) shall be part of the Obligations herein, secured by the Collateral and payable on demand.

        7.2 Bank shall have the right to set-off, without notice to Borrower, any and all deposits or other sums at any time or times credited by or due from bank to Borrower, whether in a special account or other account or represented by a certificate of deposit (whether or not matured) which deposits and other sums shall at all times constitute additional security for the Obligations and may be set-off against all or any part of the Obligations at any time. Borrower does hereby authorize Bank and any other member of Summit Bancorp on behalf of Bank to likewise set-off without notice, any or all deposits or other sums on behalf of Bank, hereby granting to all such members of Summit Bancorp as necessary to effectuate the foregoing, a lien on a security interest in and to such deposits or other sums.

        7.3 Bank shall have, in addition to any other rights and remedies contained herein, and in any loan Document, all of the rights an remedies of a secured party under the Uniform Commercial Code in force in the State of New Jersey, as of the date of Agreement, and all rights and remedies available at law or in equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

        7.4 Any notice required to be given by Bank of a sale or other disposition of the Collateral or other intended action by Bank made in accordance with the terms herein or any Loan Document at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. In the event that any of the Collateral is used in conjunction with any real estate, the sale of the Collateral in conjunction with and as one parcel with any such real estate of

                Borrower, shall be deemed to be a commercially reasonable manner of sale. The net proceeds realized by Bank upon any such sale or other disposition, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like and reasonable attorney's fees and any other expenses incurred by Bank, shall be applied toward satisfaction of the Obligations hereunder. Bank shall account to Borrower for any surplus realized upon such sale or other disposition and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, shall not affect the security Interest of Bank in the Collateral until the Obligations hereunder or any judgment therefore are fully paid.

        7.5 If at any time Bank determines that any applicable law, regulation, condition or directive, or the interpretation of any thereof, relating to capital adequacy (including but not limited to, any request, guideline or policy, whether or not having the force of law and including but not limited to, any regulation promulgated by the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof, or any change in any of the foregoing, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of Bank's obligations under this Agreement to a level below that which Bank would have achieved but for such law, regulation, condition, directive, interpretation or change (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time Borrower shall pay to Bank on demand such additional amount(s) as will compensate Bank for such reduction.* [HANDWRITTEN NOTE]* incurred by Bank after the date of notice under 7.5.1.

                7.5.1 Bank will promptly notify Borrower of any event of which it has knowledge occurring after the date hereof, which will entitle Bank to compensation pursuant to Section
                        7.5. A certificate or notice from Bank claiming right of compensation under Section 7.5 and setting forth the additional amount(s) to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods.

                7.5.2 Borrower's failure to pay such additional amount(s), shall result in Borrower becoming liable for the difference between the actual return achieved and what Bank had expected to achieve and shall become a part of Borrower's Obligations, herein secured by the Collateral.

8.      GENERAL PROVISIONS

        8.1 The failure of Bank at any time or times hereafter to require strict performance by Borrower of any of the provisions, warranties, terms and conditions contained herein or in any Loan Document shall not waive, affect or diminish any right of Bank at any time or times thereafter to demand strict performance thereof; and, no rights of Bank hereunder or in any Loan Document shall be deemed to have been waived by any act or knowledge of Bank, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of Bank and directed to Borrower specifying such waiver. No waiver by Bank of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

        8.2 Any demand or notice required or permitted to be given hereunder or in any Loan Document shall be deemed effective when deposited in the United States mail, and sent by certified mail, return receipt requested, postage prepaid, addressed to Bank, ATTN:
                Branch Manager, at Bank's Address or to Borrower's Address, as applicable, or to such other address as may be provided by the party to be notified, on ten (10) days prior written notice to the other party.

        8.3 Any notice required to be given by Bank made in accordance with the terms herein or any Loan Document at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action.

        8.4 This Agreement and the Loan documents contain the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto.

        8.5 Borrower shall not hold Bank liable due to any action or failure to act by Bank herein or under any Loan Document except as a result of Bank's gross negligence or willful misconduct. This provision shall survive the termination or expiration of this Agreement or any Loan Document.

        8.6 Wherever possible each provision herein or in any Loan Document shall be interpreted in such manner as to be effective and valid under applicable law; should any portion of this Agreement or any Loan Document be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement or any loan Document, furthermore the entirety of this Agreement or any Loan Document shall continue in full force and effect in all other jurisdictions and said remaining portions herein or in any Loan Document shall continue in full force and effect in the subject jurisdiction as if this Agreement or any Loan Document had been executed with the invalid portions thereof deleted.

        8.7 In the event Bank seeks to take possession of any or all of the Collateral by court process, borrower hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover.

        8.8 The provisions of this Agreement or any Loan Document shall be binding upon and shall inure to the benefit of the heirs, personal representatives, administrators, successors and assigns of Bank and Borrower; provided, however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder or in any Loan Document without the prior written consent of Bank.

        8.9 This Agreement or any Loan Document is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of New Jersey and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said State.

        8.10 If, prior hereto and/or at any time or times hereafter, Bank shall employ counsel in connection with the execution and consummation of the transactions contemplated herein or in any Loan Document or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to this Agreement or any Loan document, or to enforce any rights of Bank hereunder or in any Loan document, whether before or after the occurrence of any Event of Default, or to collect any of the Obligations then, in any of such events, Borrower agrees to pay attorney fees (whether or not such attorney is a regularly salaried employee of Bank), not to exceed 20% of the Obligations, which shall be deemed reasonable and any expenses, costs and charges relating thereto, and such shall be part of the Obligations payable on demand and secured by the Collateral.

        8.11 With respect to all or any part of the Obligations, in the event that Bank seeks to enter into a participation, intercreditor and/or assignment agreement, then Borrower hereby authorizes Bank to release all or part of any financial or credit information provided by Borrower to Bank to any other bank or financial institution without notice.

        8.12 Each reference herein or in any Loan Document to Bank shall be deemed to include its successors and assigns, and each reference to Borrower and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural as the context may require, and shall be deemed to include the heirs, personal representatives, administrators, successors and assigns of Borrower, all of whom shall be bound by the provisions hereof or in any Loan document. The term "Borrower" as used herein shall, if this Agreement or any Loan Document is signed by more than one Borrower, mean, unless this

                Agreement or any Loan Document otherwise provides or unless the context otherwise requires, the "Borrower" and each of them and each and every representation, promise, agreement and undertaking shall be joint and several, except that the granting of the Security Interest, right of set-off and lien shall be by each borrower in its several respective properties.

        8.13 The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement or any Loan Document.

9.      ASSIGNMENT BANK

        Bank, may from time to time, without notice to Borrower, sell, assign, transfer or otherwise dispose of all or part of the Obligations and/or the Collateral therefore. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or Collateral shall have the right to enforce this Agreement, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such rights. Bank shall have an unimpaired right to enforce this Agreement for its benefit to that portion of the Obligations as Bank has not sold, assigned, transferred or otherwise disposed of.

        =======================================================================

10.     WAIVER OF JURY TRIAL

        BORROWER WAIVES TRIAL BY JURY AND CONSENTS TO AND CONFERS PERSONAL JURISDICTION ON COURTS OF THE STATE OF NEW JERSEY OR OF THE FEDERAL GOVERNMENT, AND EXPRESSLY WAIVES ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH COURTS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE ON BORROWER BY MAILING A COPY OF THE SUMMONS TO BORROWER AT BORROWER'S ADDRESS. BANK LIKEWISE WAIVES TRIAL BY JURY.

        =======================================================================

WITNESS:                              BORROWER
--------                              --------

----------------------------------    -----------------------------------
                                                                 Borrower

----------------------------------    -----------------------------------
                                                                 Borrower


ATTEST:                               BORROWER Pacific-Health Laboratories, Inc.
-------                               ---------


                                      BY:
----------------------------------    -----------------------------------
Jonathan D. Rahn, Assistant Secretary Robert Portman, President

WITNESS:                              BANK     Summit Bank
--------                              --------------------

                                      BY:
----------------------------------    -----------------------------------
J. Kestenbaum                         John F. Hurley, Vice president